(Firm Letterhead)
October 23, 2017
Securities and Exchange Commission
Washington, D.C. 20549
Ladies and Gentlemen:
We were previously principal accountants for Liquid
 Reserves Portfolio
("Liquid Reserves"), U.S. Treasury Reserves Portfolio
 ("UST Reserves"),
Government Portfolio ("Government"), U.S. Treasury
Obligations
Portfolio ("UST Obligations") and Tax Free Reserves
 Portfolio ("Tax
Free Reserves"), each a series of the Master Portfolio
 Trust (File No.
811-10407) (together the "Funds") and, under the date
 of October 16,
2017 for Liquid Reserves, October 17, 2017 for UST
 Reserves, October
18, 2017 for Government, October 19, 2017 for UST
 Obligations and
October 20, 2017 for Tax Free Reserves we reported on the financial statements of the Funds as of and for the fiscal period ended August
31, 2017. On August 14, 2017 we resigned at the request of the Fund, upon completion of the audit of the Fund's financial statements as of
and for the fiscal period ended August 31, 2017 and
 the issuance of our
aforementioned reports, dated October 16, 2017 for
 Liquid Reserves,
October 17, 2017 for UST Reserves, October 18, 2017
 for Government,
October 19, 2017 for UST Obligations and October 20,
2017 for Tax Free
Reserves.  We have read the Funds' statements included
 under Item 77K
of its Form N-SAR dated October 23, 2017, and we agree
 with such
statements, except that we are not in a position to agree or disagree with the Funds' statements that the change was approved by the Board of
Trustees and we are not in a position to agree or disagree
 with the
Funds' statements that PricewaterhouseCoopers LLP were
 not consulted
regarding the application of accounting principles to
 a specified
transaction or the type of audit opinion that might be rendered on the
Funds' financial statements.
Very truly yours,
(signed) KPMG LLP


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[Date of report]
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